Exhibit 99.2

Joint Filing Agreement

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D (and any amendments thereto) with respect to the Common Shares owned by each of them, of Ares Private Markets Fund, a Delaware statutory trust. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 11th day of April, 2022.

LIBERTY MUTUAL HOLDING COMPANY INC.	By:	/s/ Vlad Barbalat
	Name:	Vlad Barbalat
	Title:	Executive Vice President and Chief Investment Officer

LIBERTY MUTUAL RETIREMENT PLAN MASTER TRUST	By:	Liberty Mutual Insurance Company, its Adviser
	By:	Liberty Mutual Group Asset Management Inc., its Sub-Adviser

	By:	/s/ Demetri Fifis
	Name:	Demetri Fifis
	Title:	Vice President

LIBERTY MUTUAL INVESTMENT HOLDINGS LLC	By:	/s/ Demetri Fifis
	Name:	Demetri Fifis
	Title:	Vice President

ANNEX A

Set forth below is the name, position and present principal occupation of the directors and officers of Liberty Mutual Holding Company Inc. Except as otherwise indicated, the business address of each of such persons is c/o Liberty Mutual Insurance Co., 175 Berkeley Street, Boston, Massachusetts 02116.

Directors

Name	Title/Principal Occupation or Employment	Citizenship

Francis A. Doyle, III	President and Chief Executive Officer Connell Limited Partnership	United States of America

Joseph L. Hooley	Retired Chairman and former Chief Executive Officer, State Street Corporation	United States of America

David H. Long	Chairman of the Board and Chief Executive Officer	United States of America

John P. Manning	Chairman, President and Chief Executive Officer Boston Capital Corporation	United States of America and Ireland

Thomas J. May	Retired Chairman, President and Chief Executive Officer Eversource Energy	United States of America

Myrtle Stephens Potter	Chief Executive Officer Sumitovant Biopharma Inc.	United States of America

Nancy W. Quan	Chief Technical and Innovation Officer The Coca-Cola Company	United States of America

Ellen A. Rudnick	Senior Advisor, Polsky Center for Entrepreneurship and Innovation, University of Chicago	United States of America

Angel A. Ruiz	Chairman, MediaKind	United States of America

George Serafeim	Charles M Williams Professor of Business Administration, Harvard Business School	United States of America

Martin P. Slark	Retired Chief Executive Officer Molex LLC	United State of America and United Kingdom

Eric A. Spiegel	Retired President and Chief Executive Officer Siemans Corporation	United States of America

William C. Van Faasen	Chairman Emeritus, Blue Cross and Blue Shield of Massachusetts, Inc.	United States of America

Annette M. Verschuren, O.C.	Chair and Chief Executive Officer, NRStor Inc.	Canada

Anne Waleski	Retired Executive Vice President of Markel Corporation	United States of America

Executive Officers

Name	Title/Principal Occupation or Employment	Citizenship

Vlad Barbalat	Executive Vice President and Chief Investment Officer	United States of America

Melanie M. Foley	Executive Vice President and Chief Talent & Enterprise Services Officer	United States of America

Damon Hart	Executive Vice President and Chief Legal Officer	United States of America

Neeti Bhalla Johnson	Executive Vice President	United States of America

David H. Long	Chairman of the Board and Chief Executive Officer	United States of America

James MacPhee	Executive Vice President	United States of America

Anthony G. Martella, Jr.	Executive Vice President and Corporate Actuary	United States of America

James M. McGlennon	Executive Vice President and Chief Information Officer	United States of America and Ireland

Christopher L. Peirce	Executive Vice President and Chief Financial Officer	United States of America

Edward Pena	Executive Vice President and Treasurer	United States of America

Paul Sanghera	Executive Vice President and Comptroller	Canada

Timothy M. Sweeney	President	United States of America

Mark C. Touhey	Executive Vice President and Secretary	United States of America